UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: April 2, 2012

(Date of earliest event reported)

SANDRIDGE ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-33784	20-8084793
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

123 Robert S. Kerr Avenue Oklahoma City, Oklahoma		73102
(Address of principal executive offices)		(Zip Code)

(405) 429-5500

Registrant’s telephone number, including area code:

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On August 16, 2011, SandRidge Permian Trust (the “Permian Trust”) completed its initial public offering of 34,500,000 units of beneficial interest in the Permian Trust denominated as common units. In connection with the offering, SandRidge Energy, Inc. (“SandRidge”) conveyed to the Permian Trust royalty interests in certain oil and natural gas properties located in Andrews County, Texas (the “Permian Trust Royalty Interests”) in exchange for 4,875,000 common units, 13,125,000 units of beneficial interest in the Permian Trust denominated as subordinated units, and the net proceeds of the Permian Trust’s initial public offering equal to $580.6 million, after deducting underwriting discounts and commissions. The Permian Trust Royalty Interests entitle the Permian Trust to a percentage of the proceeds received by SandRidge from the production of oil, natural gas and natural gas liquids from currently producing wells and development wells to be drilled by SandRidge within an area of mutual interest.

Additionally, on November 14, 2011, SandRidge sold producing properties located on over 23,000 net acres in Gregg, Harrison, Rusk and Panola counties in Texas for $231.0 million (“East Texas Sale”). The transaction is subject to customary post-closing adjustments.

Additionally, on January 5, 2012, SandRidge and SandRidge Mississippian Trust II, a newly formed Delaware trust, filed a registration statement with the U.S. Securities and Exchange Commission relating to the initial public offering of common units representing beneficial interests in SandRidge Mississippian Trust II. In connection with the offering, SandRidge will convey to SandRidge Mississippian Trust II royalty interests in certain oil and natural gas properties located in northern Oklahoma and southern Kansas (the “Mississippian Trust II Royalty Interests”) in exchange for the net proceeds from the offering and units representing approximately 48% of the beneficial interest of SandRidge Mississippian Trust II. The Mississippian Trust II Royalty Interests will entitle SandRidge Mississippian Trust II to a percentage of the proceeds from the sale of oil, natural gas and natural gas liquids production from currently producing wells and development wells to be drilled by SandRidge within an area of mutual interest.

SandRidge is filing this Current Report on Form 8-K to reflect the historical results of SandRidge adjusted on a pro forma basis to give effect to (i) its conveyance of the Mississippian Trust II Royalty Interests to SandRidge Mississippian Trust II, (ii) the sale of the East Texas Properties and (iii) its conveyance of the Permian Trust Royalty Interests to the Permian Trust. SandRidge’s historical results have also been adjusted to give effect to final adjustments recorded in 2011 by SandRidge with respect to its July 2010 acquisition of Arena Resources, Inc. (“Arena”) as if they had occurred prior to 2011.

The pro forma financial information is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits:

99.1     Pro Forma Financial Information. Unaudited Pro Forma Condensed Balance Sheet as of December 31, 2011, Unaudited Pro Forma Condensed Statement of Operations for the year ended December 31, 2011, and related notes showing the pro forma effects of SandRidge’s: (i) conveyance of the Mississippian Trust II Royalty Interests to SandRidge Mississippian Trust II; (ii) sale of the East Texas Properties; (iii) conveyance of the Permian Trust Royalty Interests to the Permian Trust and (iv) acquisition of Arena, including all related adjustments, as if they had occurred prior to 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANDRIDGE ENERGY, INC. (Registrant)

Date: April 2, 2012	By:	/s/ James D. Bennett
Name: James D. Bennett
Title: Executive Vice President and
Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Pro Forma Financial Information. Unaudited Pro Forma Condensed Balance Sheet as of December 31, 2011, Unaudited Pro Forma Condensed Statement of Operations for the year ended December 31, 2011, and related notes showing the pro forma effects of SandRidge’s: (i) conveyance of the Mississippian Trust II Royalty Interests to SandRidge Mississippian Trust II; (ii) sale of the East Texas Properties; (iii) conveyance of the Permian Trust Royalty Interests to the Permian Trust and (iv) acquisition of Arena, including all related adjustments, as if they had occurred prior to 2011.